United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

April 4, 2009
(Date of Report)

GetFugu, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	333-143845 (Commission File Number)	20-8658254 (IRS Employer Number)

600 Townsend Street, Suite 123E San Francisco, California (Address of principal executive offices)	94104 Zip Code

(415) 848-8800 (Registrant’s telephone number, including area code)
143 Rowayton Ave Rowayton, CT (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Jason Irwin

Effective as of April 2, 2009 Jason Irwin resigned as a member of the Board of Directors and as President, Chief Executive Officer, Chief Financial Officer and Secretary of GetFugu, Inc. (the “Registrant”);

Appointment of Bernard Stolar as Chief Executive Officer and President

Effective April 4, 2009 Bernard Stolar, was elected to serve as the President and Chief Executive Officer of the Registrant.  On April 4, 2009 the Registrant entered into an Executive Employment Agreement (the “Agreement”) with Mr. Stolar.  Pursuant to the Agreement Mr. Stolar is an at will employee, and will receive annual compensation of $250,000 (with five percent (5%) annual increases), two percent (2%) of the Registrant’s net profits before income taxes during his employment, and 10 million shares of the Registrant’s Common Stock.(subject to a repurchase option by the Registrant).

Mr. Stolar served as Google’s Games Industry Evangelist since February of 2007. His principle focus was to ramp up Google’s in-game advertising. Mr. Stolar worked as an independent consultant for such companies Golden Gate Capital, Francisco Partners and Intel from 2002 until December of 2006.  Previously, he spent 2 years at Mattel Interactive, overseeing all of Mattel's software, online and computer-enhanced toys, including all product and business development, marketing, sales and operations. He joined Mattel in November of 1999 after serving as president and chief operating officer of Sega of America and Sega Entertainment, where he was responsible for Sega's console and PC gaming businesses in North America.  Before joining Sega, Mr. Stolar was at Sony Computer Entertainment of America during its initial launch of the Sony (SNE) PlayStation. He was responsible for planning and developing strategic direction for the company's third-party software development efforts that played a key role in the global success of the PlayStation console.  Mr. Stolar's experience in the video game business spans more than 20 years, including serving as president of the Lynx Division for Atari Corporation and founding Pacific Novelty Manufacturing, which at that time was one of the largest video arcade manufacturers in the US.

Mr. Stolar is not a director with any other reporting company(s) in the United States. There are no family relationships between Mr. Stolar and the directors, executive officers, or persons nominated or chosen by the Registrant to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Registrant was or is to be a party, in which Mr. Stolar (or any member of her immediate family) had or is to have a direct or indirect material interest.

Mr. Stolar has not, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). Mr. Stolar has not, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws. Mr. Stolar has not, during the last five years, been a party of any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Appointment of Eric Stoppenhagen

Effective April 4, 2009 Eric Stoppenhagen, age 35, was elected to serve as the Interim Chief Financial Officer and Secretary of the Registrant.  On April 4, 2009 the Registrant entered into a Consulting, Confidentiality and Proprietary Rights Agreement (the “CCP Agreement”) with Venor, Inc. (an entity wholly owned by Mr. Stoppenhagen).  Pursuant to the CCP Agreement Mr. Stoppenhagen shall perform duties normally assigned to a chief financial officer of a reporting entity through December 31, 2009.  Pursuant to the CCP Agreement Mr. Stoppenhagen shall receive 100,000 shares of the Registrant’s common stock, upon the Registrant receiving a funding in excess of $20,000,000 or more, Mr. Stoppenhagen shall be paid at a rate of $6,000 per month, plus for additional services outside the scope of the CCP Agreement, Mr. Stoppenhagen shall bill at a rate of $250 per hour unless otherwise agreed in writing.

Eric Stoppenhagen, though his consulting company, Venor, Inc., focuses on financial management of small to medium businesses desiring to go public or that are public. He provides temporary CFO services helping with transaction advisory, security filings, and corporate governance requirements. Mr. Stoppenhagen has more than 10 years of financial experience, having served in an executive capacity for several public and private companies; including President of Trestle Holdings, Inc., CFO of AuraSource, Inc., President of Landbank Group, Inc., and CFO of Jardinier Corporation. Mr. Stoppenhagen is a Certified Public Accountant. He holds a Juris Doctorate and Masters of Business Administration both from George Washington University. Additionally, he holds a Bachelor of Science in Finance and a Bachelor of Science in Accounting both from Indiana University.

Mr. Stoppenhagen is a director of AuraSource, Inc. and Woozyfly, Inc. There are no family relationships between Mr. Stoppenhagen and the directors, executive officers, or persons nominated or chosen by the Registrant to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Registrant was or is to be a party, in which Mr. Stoppenhagen (or any member of her immediate family) had or is to have a direct or indirect material interest.

Mr. Stoppenhagen has not, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). Mr. Stoppenhagen has not, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws. Mr. Stoppenhagen has not, during the last five years, been a party of any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement between GetFugu, Inc. and Bernard Stolar dated April 4, 2009.
10.2	Consulting, Confidentiality and Proprietary Rights Agreement between GetFugu, Inc. and Venor, Inc. dated April 4, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April , 2009	GETFUGU, INC.

Bernard Stolar
President and Chief Executive Officer